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                                                                   Exhibit 10(8)


                           FOUNTAIN OIL INCORPORATED

                         RESTATED EMPLOYMENT CONTRACT


This contract, as amended and restated, is made the 1st day of September, 1994. and FOUNTAIN OIL INCORPORATED, a Delaware, USA registered company (hereinafter referred to as the COMPANY) on the one part and NILS N. TRULSVIK (hereinafter referred to as the EMPLOYEE) on the other part.

Whereas the Parties have agreed as follows:

PERIOD/            This agreement commences 1st day of September, 1994 and
TERMINATION OF     terminates on the 31st day of July, 1998.
EMPLOYMENT

POWERS AND         The Company has employed the Employee to serve as PRESIDENT
DUTIES             AND CHIEF EXECUTIVE OFFICER. The Employee in this position will report to the Board. The Employee shall exercise such powers and perform such duties in relation to the business of the Company as may from time to time be vested in or assigned to him/her by the Company and shall comply with all reasonable direction from time to time given to him/her by the Company. A job description will be written for the position outlining the major responsibilities and duties.

WORK LOCATION      The Employee will be located at the Company's office in
                   Asker. Transfer to another location and/or position within the Company and its branches could happen at a later stage.
                   The Company will endeavour to accommodate the Employee's wishes as far as is practicable in this respect.

CONFIDENTIAL       The Employee shall not either during the continuance of
INFORMATION        his/her employment hereunder or thereafter use to the
                   detriment or prejudice of the Company or (except in the proper course of his/her duties hereunder) divulge to any person any trade secret or any other confidential information concerning the business or affairs of the Company which may have come to his/her knowledge during his/her employment hereunder.

COMPANY            The Employee shall at all times promptly give to the Company
INFORMATION        all such information and explanations as it may require in connection with matters relating to his/her employment
                   hereunder or relating to the business of the Company.
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RETURN OF          The Employee shall promptly whenever required by the Company
DOCUMENTS, ETC.    (and in any event upon the termination of his/her employment hereunder) deliver to the Company all lists of clients or customers, correspondence and all other documents, papers and records which may have been prepared by him/her or have come into his/her possession in the course of his/her employment hereunder, and the Employee shall not be entitled to and shall not retain any copy thereof. Title and copyright thereto shall vest in the Company.

REMUNERATION       The Employee shall be paid by way of remuneration for
                   his/her services during his/her employment hereunder a basic salary at the rate of NOK1,000,000 per annum.

                   Such salary as above shall be paid by equal monthly instalments. At the end of each fiscal year possible changes in the Employee's remuneration shall be discussed and decided by the Company.

                   In addition the Company will, with effect from 1 April, 1995, pay for a Pension/Insurance package at the cost of 12.5% of regular salary (excluding any overtime, bonus etc.). The local management of each Company and/or Branch will determine the Group policies to be entered into bearing in mind that the package should cover as a minimum (a) Life Insurance with death and disability of USD 100,000 and (b) Income Protection with disability of USD 1,500 per month index linked, starting after 6 months. Within the above framework, the Employee is free to decide how the remainder of the 12.5% allowance is to be used on (a) Pension, (b) Life Insurance, (c) Income Protection (permanent health insurance)), (d) Private Health Care and (e) Accident Insurance.

                   The Company reserves all rights to review the 12.5% contribution every 3 years.

EXPENSES The Company shall reimburse the Employee all reasonable travelling, hotel, entertainment and other out of pocket expenses that he/she may incur in the execution of his/her duties hereunder in accordance with a budget approved by the Company.

HOLIDAYS In addition to Bank and other Public holidays the Employee shall be entitled to 25 working days' holiday in every calendar year to be taken at such time or times as may be approved by the Company.
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SICKNESS/INJURY    The Company shall pay to the Employee Statutory Sick Pay
                   (hereinafter referred to as SSP) in accordance with regulations prevailing in the country of residence. These payments will be supplemented by the Company up to full salary for the first 12 months of absence from work due to sickness or injury. From 13 months the Employee shall be entitled to disability payment as provided for under the Permanent Health Insurance package as well as any State support.

SPECIAL TERMS      (a)  BONUS SCHEME. The Employee will participate in the
                   management bonus scheme and share option scheme, to be established for the Company.

                   (b) TELEPHONE/FACSIMILE. The Company will pay for home telephone, mobile phone and home facsimile on behalf of the Employee.

                   (c) NEWSPAPERS. The Company will pay for two daily newspapers.

                   (d) CREDIT CARD FEES. The Company will pay annual fees for two credit cards.

                   (e) MEMBERSHIP IN PROFESSIONAL ORGANISATIONS/CLUBS. The Company will pay membership fees in professional organisations/clubs up to a maximum annual cost of USD750.


/s/Einar Bandlien                             Asker 28.1.98
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Signature/Company                             Place and Date

/s/Nils N. Trulsvik                           Asker 28.1.98
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Signature/Employee                            Place and Date